UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

See “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” regarding the termination of the Subordinated Credit Agreement (as defined below) on September 30, 2008.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

In a Current Report on Form 8-K filed on September 11, 2008, Cano Petroleum, Inc. (“Cano”) announced that on September 5, 2008, it had entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Legacy Reserves Operating L.P. (the “Buyer”) and Pantwist, LLC (“Pantwist”) pursuant to which Cano had agreed to sell to Buyer all of Cano’s membership interests in Pantwist, a wholly-owned subsidiary of Cano, with an effective date of July 1, 2008.  On October 1, 2008, Cano completed the sale of Pantwist to Buyer.  After certain closing adjustments, Cano received in cash an aggregate of approximately $42.1 million.  There are certain post-closing adjustments that are to be finalized between the parties within 90 days of October 1, 2008.  Cano does not anticipate that any post-closing adjustments will be material in amount.  Cano anticipates recording a pre-tax gain on the sale of approximately $21.3 million, and any federal tax liabilities relating to such gain will be offset by net operating losses.

Pantwist holds certain leases in Carson, Gray, Hutchison, Moore, Wheeler and Sherman counties in the Texas panhandle.  As of June 30, 2008, the Pantwist properties produced 322 net barrels of oil equivalent per day and had 2.4 million barrels of oil equivalent of proved reserves, 78% of which were proved developed producing reserves.

All the approximately $42.1 million received from the sale was used to pay down amounts outstanding under the Senior Credit Agreement (as defined below).  The Senior Credit Agreement is expected to be redrawn in order for Cano to continue the development of its Panhandle properties and Cato properties, to make strategic acquisitions and for general corporate purposes.

If funds at least equal to the amount of the funds from the sale used to pay down amounts outstanding under the Senior Credit Agreement are redrawn and reinvested in property or properties that are of like kind to the properties previously held by Cano through Pantwist, the transaction should qualify as a like kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended which permits the deferral of gains from a sale of assets if specific like kind exchange reinvestment criteria are met.

Cano’s unaudited pro forma Consolidated Balance Sheet as of June 30, 2008 and Consolidated Statement of Operations for the Year Ended June 30, 2008 and related notes are included in “Item 9.01(b) – Financial Statements and Exhibits – Pro Forma Financial Information.”

The Purchase Agreement and the First Amendment to the Purchase Agreement are filed herewith as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 2.03                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On September 30, 2008, Cano increased its aggregate borrowings under its currently existing $100,000,000 Credit Agreement among Cano, as borrower, and Union Bank of California, N.A. and Natixis, as lenders (the “Senior Credit Agreement”) by approximately $23.2 million such that on September 30, 2008, the aggregate borrowings under the Senior Credit Agreement were approximately $42.7 million.  The maturity date of the Senior Credit Agreement is November 29, 2009.

On September 30, 2008, Cano paid all outstanding principal, interest, fees, expenses and prepayment premiums owed by Cano under the Subordinated Credit Agreement among Cano, as borrower, and UnionBanCal Equities, Inc. (“UBE”), the lender (the “Subordinated Credit Agreement”), and terminated the Subordinated Credit Agreement.  Of the $15,304,987.50 paid to UBE, $15,042,487.50 was for paying principal and interest and $262,500.00 was for a prepayment premium.

On October 1, 2008, Cano repaid all outstanding principal and interest under the Senior Credit Agreement with the proceeds from the sale of Pantwist as described above under “Item 2.01 – Completion of Acquisition or Disposition of Assets” and with other available cash.  On October 1, 2008, Cano’s borrowing base under the Senior Credit Agreement was $60 million.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed on September 18, 2008, Cano announced that Morris B. Smith would be retiring on September 30, 2008 as Senior Vice President.  On September 30, 2008, Mr. Smith retired as Senior Vice President, and on October 1, 2008, Cano and Mr. Smith entered into a Consulting Agreement (the “Consulting Agreement”) with a one year term, with each party having the right to terminate the Consulting Agreement on 30 days notice.  The Consulting Agreement provides for Mr. Smith to receive $3,000 per month and to provide at least 15 hours of consulting services as requested by the Chief Executive Officer.  Mr. Smith shall receive $200 per hour for any consulting services during any calendar month in excess of 15 hours.  In connection with entering into the Consulting Agreement, on September 30, 2008, Cano vested 86,043 shares of Mr. Smith’s restricted stock with the remaining 130,624 shares of restricted stock being forfeited.  The Consulting Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2008

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended June 30, 2008.

(d)                                 Exhibits

2.1              Purchase and Sale Agreement by and among Cano Petroleum, Inc., as Seller, and Legacy Reserves Operating LP, as Buyer and Pantwist, LLC, as the Company, dated September 5, 2008 (The schedules and exhibits have been omitted from this filing. An exhibit to the schedules and exhibits is contained in the Purchase and Sale Agreement and the schedules and exhibits are available to the Securities and Exchange Commission upon request).

2.2              First Amendment to the Purchase and Sale Agreement by and among Cano Petroleum, Inc., as Seller, and Legacy Reserves Operating LP, as Buyer and Pantwist, LLC, as the Company, dated October 1, 2008 (The schedules and exhibits have been omitted from this filing. An exhibit to the schedules and exhibits is contained in the First Amendment to the Purchase and Sale Agreement and the schedules and exhibits are available to the Securities and Exchange Commission upon request).

10.1        Consulting Agreement dated October 1, 2008 by and between Cano Petroleum,Inc. and Morris B. Smith.

CANO PETROLEUM, INC.

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements were prepared to present the effects of the following transactions:

•

On July 1, 2008, we completed the sale of 7,000,000 shares of our common stock through an underwritten offering at a share price of $8.00 per share ($7.75 net to us) resulting in net proceeds of approximately $54.0 million after underwriting discounts and commissions and expenses.

•	On July 1, 2008, we used the net proceeds from the offering to pay down $54.0 million of debt.

•	On October 1, 2008, we sold our wholly-owned subsidiary, Pantwist, LLC, for approximately $42.1 million, net of selling expenses.

•	From July 1, 2008 through September 30, 2008, we had cumulative borrowings of $23.2 million.

•	On October 1, 2008, we used the net proceeds from the sale of Pantwist, LLC and cash on hand to repay the amount outstanding under our senior credit agreement which amounted to $42.7 million.

The pro forma consolidated balance sheet of Cano as of June 30, 2008, gives effect to the all the transactions listed above as if they occurred on June 30, 2008.

The unaudited pro forma consolidated statement of operations of Cano for the year ended June 30, 2008 gives effect to all the transactions listed above as if they had occurred on July 1, 2007.

The unaudited pro forma consolidated financial statements separately segregate the operations of the divested Pantwist, LLC and separately list other adjustments that pertain to:

•	the issuance of 7,000,000 shares of our common stock;

•	cumulative borrowings of $23.2 million;

•	the gain on divestiture of our wholly-owned subsidiary, Pantwist, LLC; and

•	the paydown of all debt outstanding at June 30, 2008 due to the receipt of net proceeds from the offering and divestiture of our interests in the Pantwist, LLC.

The unaudited pro forma consolidated financial statements of Cano have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only.

The unaudited pro forma consolidated financial statements of Cano should be read in conjunction with the historical financial statements of Cano the related notes thereto in Cano’s Form 10-K for the year ended June 30, 2008. The unaudited pro forma consolidated financial statements of Cano are based upon assumptions and include adjustments, as explained in the notes to the unaudited pro forma consolidated financial statements. The actual recording of the transactions could differ.  The unaudited pro forma consolidated financial statements of Cano are not necessarily indicative of the financial results that would have occurred had the acquisition been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

CANO PETROLEUM, INC.

CONSOLIDATED BALANCE SHEETS

June 30, 2008

		Pro Forma Adjustments
	Cano	Pantwist, LLC	Other		Cano
In Thousands, Except Shares and Per Share Amounts	Historical	Divestiture (a)	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$697	$—	$54,250	(b)	$23,577
			(54,000	)(c)
			23,200	(e)
			42,130	(f)
			(42,700	)(g)
Accounts receivable	4,925	(996)	—		3,929
Deferred tax asset	3,592	—	—		3,592
Other current assets	693	(47)	—		646
Total current assets	9,907	(1,043)	22,880		31,744
Oil and gas properties, successful efforts method	275,175	(23,425)	—		251,750
Less accumulated depletion and depreciation	(10,281)	2,297	—		(7,984)
Net oil and gas properties	264,894	(21,128)	—		243,766
Fixed assets and other, net	2,096	—	(287	)(d)	1,809
Derivative assets	125	—	—		125
Goodwill	786	—	—		786
TOTAL ASSETS	$277,808	$(22,171)	22,593		$278,230

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,880	$(258)	—		$8,622
Oil and gas sales payable	1,649	(834)	—		815
Accrued liabilities	3,010	(170)	—		2,840
Derivative liability	9,978	—	—		9,978
Current portion of asset retirement obligations	345	—	—		345
Total current liabilities	23,862	(1,262)	—		22,600
Long-term liabilities
Long-term debt	73,500	—	(54,000	)(c)	—
			23,200	(e)
			(42,700	)(g)
Asset retirement obligations	3,058	(89)	—		2,969
Deferred litigation credit	6,000	—	—		6,000
Derivative liability	16,390	—	—		16,390
Deferred tax liability	26,062	—	7,672	(h)	33,734
Total liabilities	148,872	(1,351)	(65,828)		81,693
Temporary equity
Series D convertible preferred stock and paid-in-kind dividend; par value $.0001 per share, stated value $1,000 per share; 49,116 shares authorized; 44,474 shares issued in 2008; liquidation preference of $48,353.	45,086	—	—		45,086
Commitments and contingencies
Stockholders’ equity
Common stock, par value $.0001 per share; 100,000,000 authorized; 40,523,168 and 39,254,874 shares issued and outstanding in 2008, respectively. For pro forma amounts, 47,523,168 and 46,254,874 shares issued and outstanding, respectively.	4	—	1	(b)	5
Additional paid-in capital	121,831	—	54,249	(b)	175,793
			(287	)(d)
Accumulated deficit	(37,414)	(20,820)	42,130	(e)	(23,776)
			(7,672	)(h)
Treasury stock, at cost; 1,268,294 shares held in escrow	(571)	—	—		(571)
Total stockholders’ equity	83,850	(20,820)	88,421		151,451
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY	$277,808	$(22,171)	$22,593		$278,230

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

JUNE 30, 2008

		Pro Forma Adjustments
	Cano	Pantwist, LLC	Other		Cano
In Thousands, Except Per Share Data	Historical	Divestiture (a)	Adjustments		Pro Forma
Operating Revenues:
Crude oil sales	$27,908	$(4,419)	$—		$23,489
Natural gas sales	16,438	(5,552)	—		10,886
Other revenue	317	—	—		317
Total operating revenues	44,663	(9,971)	—		34,692

Operating Expenses:
Lease operating	15,521	(2,165)	—		13,356
Production and ad valorem taxes	3,354	(898)	—		2,456
General and administrative	14,883	(24)	—		14,859
Depletion and depreciation	5,009	(1,084)	—		3,925
Accretion of discount on asset retirement obligations	219	(6)	—		213
Total operating expenses	38,986	(4,177)	—		34,809

Income (loss) from operations	5,677	(5,794)	—		(117)

Other income (expense):
Interest expense and other	(981)	—	981	(h)	—
Unrealized loss on commodity derivatives	(29,370)	—	—		(29,370)
Realized gain (loss) on commodity derivatives	(2,585)	—	—		(2,585)
Total other expense	(32,936)	—	981		(31,955)

Loss from continuing operations before income taxes	(27,259)	(5,794)	981		(32,072)
Income tax benefit	9,787	2,086	(353	)(h)	11,520

Loss from continuing operations	(17,472)	(3,708)	628		(20,552)
Income (loss) from discontinued operations, net of related taxes of $23 historical and $7,672 pro forma	(49)	—	13,638	(i)	13,589
Net loss	(17,521)	(3,708)	14,266		(6,963)

Preferred stock dividend	4,083	—	—		4,083

Net loss applicable to common stock	$(21,604)	$(3,708)	$14,266		$(11,046)

Net income (loss) per share - basic and diluted
Continuing operations	$(0.60)	$(0.10)	$0.12	(j)	$(0.58)
Discontinued operations	—	—	0.32	(i)	0.32
Net loss per share - basic and diluted	$(0.60)	$(0.10)	$0.44		$(0.26)

Weighted average common shares outstanding
Basic and diluted	35,829		7,000	(b)	42,829

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

(a)

The operations of Pantwist, LLC are separately stated in both the unaudited pro forma consolidated balance sheet and consolidated statement of operations. For determining the Cano Pro Forma amounts, the Pantwist, LLC amounts should be deducted from the Cano Historical amounts.

(b)

On July 1, 2008, we completed the sale of 7,000,000 shares of our common stock through an underwritten offering at a share price of $8.00 per share ($7.75 net to us) resulting in net proceeds of $54.25 million after underwriting discounts and commissions and expenses.

(c)	On July 1, 2008, we used the net proceeds from the offering to pay down $54.0 million of debt.

(d)	Reclassification of $0.3 million of deferred offering costs incurred at June 30, 2008 from fixed assets and other to additional paid-in capital.

(e)	From July 1, 2008 through September 30, 2008, we had cumulative borrowings of $23.2 million.

(f)	On October 1, 2008, we sold our wholly-owned subsidiary, Pantwist, LLC, for approximately $42.1 million, net of selling expenses.

(g)	On October 1, 2008, we used the net proceeds from the sale of Pantwist, LLC and cash on hand to pay down the remaining debt balance of $42.7 million.

(h)

To reflect the reduction in interest expense as if we had repaid all amounts outstanding under our senior credit agreement on July 1, 2007. The income tax effect of this pro forma adjustment on continuing operations is $0.4 million based on our effective income tax rate of 36%.

(i)

The pre-tax gain of $21.3 million on the divestiture of the Pantwist, LLC is based on net proceeds of $42.1 million as shown in footnote (f) less our equity interest in Pantwist, LLC of $20.8 million. The after-tax gain is $13.6 million after deducting income taxes of $7.7 million based on an effective income tax rate of 36%. The earnings per share attributable to discontinued operations is based on the after-tax gain of $13.6 million and the 42.8 million pro forma weighted average common shares outstanding.

(j)

Our loss per share attributable to continuing operations is reduced to reflect the July 1, 2008 issuance of 7,000,000 shares of our common stock through an underwritten offering as if such issuance had occurred on July 1, 2007.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 6, 2008
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase and Sale Agreement by and among Cano Petroleum, Inc., as Seller, and Legacy Reserves Operating LP, as Buyer and Pantwist, LLC, as the Company, dated September 5, 2008 (The schedules and exhibits have been omitted from this filing. An exhibit to the schedules and exhibits is contained in the Purchase and Sale Agreement and the schedules and exhibits are available to the Securities and Exchange Commission upon request).

2.2

First Amendment to the Purchase and Sale Agreement by and among Cano Petroleum, Inc., as Seller, and Legacy Reserves Operating LP, as Buyer and Pantwist, LLC, as the Company, dated October 1, 2008 (The schedules and exhibits have been omitted from this filing. An exhibit to the schedules and exhibits is contained in the First Amendment to the Purchase and Sale Agreement and the schedules and exhibits are available to the Securities and Exchange Commission upon request).

10.1	Consulting Agreement dated October 1, 2008 by and between Cano Petroleum, Inc. and Morris B. Smith.